May 27, 2026

ROLLINS, INC. ANNOUNCES CFO TRANSITION

ATLANTA, May 27, 2026: Rollins, Inc. (NYSE:ROL), a premier global consumer and commercial services company, today announced that Kenneth D. Krause, Executive Vice President and Chief Financial Officer, will resign to pursue an opportunity with a company in an unrelated industry, effective June 15, 2026. To support an orderly transition, Mr. Krause has agreed to a transition services agreement to advise the Company during a transition period. The Company also announced that William W. Harkins has been elected Executive Vice President and Chief Financial Officer, effective June 15, 2026.

Since joining Rollins in 2022, Mr. Krause has made substantial contributions to the Company. During his tenure, he has advanced efforts to modernize the business, optimized the capital structure, increased investor transparency, and led several key capital markets transactions. These efforts, coupled with exceptional execution by the entire Rollins team, have grown the Company’s market capitalization by more than fifty percent, while the dividend has increased more than eighty percent since 2022. The Board and management team are grateful for Mr. Krause’s leadership, judgment, and many contributions to Rollins, and appreciate his willingness to continue supporting the Company during the transition period.

“Ken has been an outstanding leader and trusted partner to me, our leadership team, and our Board,” said Jerry Gahlhoff, President and Chief Executive Officer of Rollins. “He has strengthened our finance organization, supported the continued growth and evolution of our business, and played an important role in advancing our long-term strategy. We are deeply appreciative of all he has done for Rollins.”

“It has been a privilege to serve Rollins and work alongside such a talented team,” said Mr. Krause. “I am incredibly proud of all that we have accomplished together over the last several years, including the continued strengthening of the finance function and the progress we have made in support of the Company’s long-term growth and modernization efforts. I look forward to supporting the Company in the coming months to ensure a smooth transition.”

Mr. Harkins, who succeeds Mr. Krause, has over twenty years of extensive financial and accounting leadership experience. He has an exceptional track record of building and leading high-performing teams across a variety of finance functions. He joined Rollins in March 2025 as Chief Accounting Officer. Prior to joining Rollins, he served as Chief Accounting Officer and Corporate Controller at Mohawk Industries, Inc. He also held leadership positions with Mars, Incorporated and The Coca-Cola Company where he led teams through significant transformation. He began his career in the audit practice of Ernst & Young LLP. Mr. Harkins holds both a Master of Accountancy and a Bachelor of Business Administration in Accounting from the University of Georgia and is a Certified Public Accountant in Georgia.

“Will is a highly respected finance leader with deep accounting expertise, strong operating discipline, and a clear understanding of our business,” added Mr. Gahlhoff. “Having worked closely with Ken and the broader leadership team, Will is well prepared to step into the CFO role and help ensure continuity as we continue to execute our strategy.”

“I am honored to take on the role of Chief Financial Officer at Rollins,” said Mr. Harkins. “Rollins is uniquely positioned with a solid foundation, a differentiated business model, and an attractive pathway for continued shareholder value creation. I look forward to working with Jerry, Ken, the Board, and the broader team to build on the Company’s exceptional momentum and support our next phase of growth.”

About Rollins, Inc.
Rollins, Inc. (ROL) is a premier global consumer and commercial services company. Through its family of leading brands, the Company and its franchises provide essential pest and wildlife control services to more than 2.8 million customers around the world. Rollins has more than 22,000 teammates and more than 850 company-owned and franchised locations. You can learn more about Rollins and its subsidiaries by visiting www.rollins.com.

For Further Information Contact
Lyndsey Burton
(404) 888-2348

Cautionary Statement Regarding Forward-Looking Statements

This press release as well as other written or oral statements by the Company may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current opinions, expectations, intentions, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. Although we believe that these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Generally, statements that do not relate to historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release include, but are not limited to, statements regarding expectations with respect to our financial and business performance and growth.

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements including, but not limited to, those set forth in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and may also be described from time to time in our future reports filed with the SEC.

Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required by law.